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                                                                   EXHIBIT 10.23

                                  AMENDMENT TO
                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
                   1990 STOCK OPTION PLAN (THE "1990 PLAN"),
          1991 SERVICE PROVIDERS STOCK OPTION PLAN (THE  "1991 PLAN"),
         L.J. MELODY ACQUISITION STOCK OPTION PLAN (THE "MELODY PLAN"),
              KOLL ACQUISITION STOCK OPTION PLAN (THE "KOLL PLAN")

                       ADOPTED BY THE BOARD OF DIRECTORS
                               NOVEMBER 18, 1997



     Section 5.3 of each of the 1990 Plan, the 1991 Plan, the Melody Plan and the Koll Plan is amended to read in its entirety as follows:

     "5.3.  EFFECT OF CHANGES IN CAPITALIZATION
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     "(a) CHANGES IN STOCK.  If the outstanding shares of Stock are increased or
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decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease affecting such outstanding shares generally that is effected without receipt of consideration by the Company, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate ownership interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. If there is a distribution payable in the capital stock of a Subsidiary ("Spin-off Shares"), to the extent consistent with Treasury Regulation Section 1.425-1(a)(6) or the corresponding provision of any subsequent regulation, each outstanding Option shall thereafter additionally pertain to the number of Spin-off Shares which would have been received if the Optionee had been the holder on the distribution date of the number of shares that are subject to the Option at the time of such distribution, and the aggregate Option Price of the Option shall be allocated between the Spin-off Shares and the Stock in proportion to the relative fair market values of a Spin-off Share and a share of Stock immediately after the distribution of Spin-off Shares.

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     "(b)  REORGANIZATION IN WHICH THE COMPANY IS THE SURVIVING COMPANY.  If the
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Company shall be the surviving company in any reorganization, merger, or consolidation of the Company with one or more other companies which is approved by the Board of Directors, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

     "(c) REORGANIZATION IN WHICH THE COMPANY IS NOT THE SURVIVING COMPANY; SALE
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OF ASSETS OR STOCK.  Upon any of the following events, which event was opposed
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by the Board of Directors; i) the dissolution or liquidation of the Company; ii)
a merger, consolidation or reorganization of the Company with one or more other companies in which the Company is not the surviving company; iii) a sale of substantially all of the assets of the Company to another company; or iv) any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving company) following the adoption of this amendment to the Plan which results in any person or entity owning twenty-five percent (25%) or more of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to the Plan or Option Agreement. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders.

     "(d) ADJUSTMENTS.  Adjustments under this Section 5.3
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related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     "(e) NO LIMITATIONS ON THE COMPANY.  The grant of an Option pursuant to the
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Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets."

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